                                                                   Exhibit 99(a)

               CLEVELAND-CLIFFS INC AND CONSOLIDATED SUBSIDIARIES
                 Schedule II - Valuation and Qualifying Accounts
                              (Dollars in Millions)




                                                                          Additions
                                                                          ---------
                                                                    Charged
                                                 Balance at         to Cost       Charged                          Balance at
                                                 Beginning            and         to Other                             End
    Classification                                Of Year           Expenses      Accounts       Deductions          Of Year
    --------------                                -------           --------      --------       ----------          -------

Year Ended December 31, 1996:
   Reserve for Capacity
    Rationalization                              $  34.8            $  6.6        $    --        $    7.7          $  33.7
   Allowance for Doubtful
    Accounts                                         7.7                --             --             6.6              1.1
   Other                                            12.8                .7            1.5             6.7              8.3

Year Ended December 31, 1995:
   Reserve for Capacity
    Rationalization                              $  34.3            $  2.7        $    --        $    2.2          $  34.8
   Allowance for Doubtful
    Accounts                                        19.5                --             .2            12.0              7.7
   Other                                            18.6               2.5            2.2            10.5             12.8

Year Ended December 31, 1994:
   Reserve for Capacity
    Rationalization                              $  30.5            $  5.4        $    --        $    1.6          $  34.3
   Allowance for Doubtful
    Accounts                                        19.5                --             --              --             19.5
   Other                                            13.7                .4            5.8             1.3             18.6





Additions charged to other accounts in 1996, 1995 and 1994 were charged to revenues.


Deductions to the reserve for capacity rationalization represent charges associated with idle expense in 1996, 1995 and 1994. Deductions to the allowance for doubtful accounts in 1996 and 1995 represent write-off of bankruptcy receivables against the reserve.



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